UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 17, 2006

Merge Technologies Incorporated

(Exact name of registrant as specified in its charter)

Wisconsin	0-29486	39-1600938
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6737 West Washington Street, Suite 2250, Milwaukee, Wisconsin	53214
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (414) 977-4000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 21, 2006, Merge Technologies Incorporated (the “Registrant”) announced that it had received a written notification on August 17, 2006 from counsel to Brian E. Pedlar, the Registrant’s interim co-President and co-Chief Executive Officer and President of Cedara Software, of Mr. Pedlar’s departure from the Registrant and the Registrant’s subsidiaries, effective as of the close of business on August 18, 2006.  Robert J. White will continue to serve as the Registrant’s interim President and Chief Executive Officer, as well as the President of Merge eMed, and will continue to report to Michael D. Dunham, the Chairman of the Registrant’s Board of Directors, who is serving as the Registrant’s principal executive officer on an interim basis.  Loris Sartor, Vice President-Sales, and Jacques Cornet, Vice President-Business Development and Marketing, will administer the operations of Cedara Software until the Registrant finds a replacement for Mr. Pedlar.

A copy of the Registrant’s press release with respect to this matter is attached hereto as Exhibit 99.1, and the information contained therein is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibits

99.1	Press Release of the Registrant dated August 21, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERGE TECHNOLOGIES INCORPORATED

By:	/s/ Steven M. Oreskovich
Steven M. Oreskovich
Chief Accounting Officer, interim principal
financial officer

Dated: August 21, 2006

Exhibit Index

Exhibit Number	Description of Exhibits

99.1	Press Release of the Registrant dated August 21, 2006.